EXHIBIT 16.1

                                [LOGO OF MORGAN & COMPANY CHARTERED ACCOUNTANTS]






May 24, 2004



Securities and Exchange Commission
Washington, DC
20549  USA

Dear Sir or Madam:

RE:  Y3K SECURE ENTERPRISE SOFTWARE, INC.
     FILE NO. 0-26709

We have read Item 4 of the amended Form 8-K of Y3K Secure Enterprise Software, Inc., dated May 24, 2004, and agree with the statements concerning our Firm contained therein.

Yours truly,

/s/ Jim Philip
-----------------------

Jim Philip, C.A.
for MORGAN & COMPANY